SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



           Date of Report (Date of earliest event reported): April 6, 1994



                             CENTRAL MAINE POWER COMPANY
                (Exact name of registrant as specified in its charter)




                   Maine           1-5139              01-0042740
          (State of Incorporation) (Commission         (IRS Employer
                                   File Number)   Identification Number)




                        83 Edison Drive, Augusta, Maine 04336
                 (Address of principal executive offices) (zip code)



          Registrant's  telephone  number,  including  area  code:    (207)
          623-3521


          Item 1 through Item 4.  Not applicable.



          Item 5.  Other Events.

               (a) On April 6, 1994, Standard & Poor's Corp. ("S&P") revised its outlook on the Company's securities from "negative" to "stable" and affirmed its ratings on the Company's senior secured debt at "BB+", its senior unsecured debt at "BB-", its preferred stock at "B+", and its commercial paper at "B".

               S&P said the revised outlook reflected the (previously reported) April 4, 1994, stipulation involving regulatory issues that had been pending before the Maine Public Utilities Commission and the Maine Supreme Judicial Court. The rating agency further stated that the stipulation "alleviates uncertainty surrounding certain of CMP's purchased power contracts . . ." and that as a result "uncertainty surrounding the return on equity penalty and the nonutility generator prudence investigations have been minimized." S&P further pointed out that as a result of the stipulation ". . . a disallowance is not allowable if as a consequence the utility's return on equity falls below 6.8%" and that ". . . (a)s a practical matter, CMP will have a difficult time earning slightly above one-half of its authorized return (now 10.55%) in 1994".

               (b) As previously reported, the Company has been named as a potentially responsible party and has been incurring costs to determine the best method of cleaning up an Augusta, Maine, site formerly owned by a salvage company and identified by the federal Environmental Protection Agency ("EPA") as containing soil contaminated by polychlorinated biphenyls ("PCBs") from equipment originally owned by the Company. The Company has estimated that its share of the remaining cleanup costs, based on the most likely method of cleanup, would total between $7 million and $11 million, net of an agreed insurance recovery and court-ordered percentage contributions from two other parties, but without consideration of any potential contributions from other insurance carriers the Company has sued or any other third parties.

               On April 8, 1994, the EPA announced changes to the remedy it had previously selected, the principal change being to adjust the soil cleanup standard to ten parts per million from the one part per million established in the EPA's 1989 Record of Decision, on the part of the site where PCBs were found in their highest concentration. The EPA stated that the purpose of adjusting the standard of cleanup was to accommodate the selected technology's current inability to eliminate PCBs and other chemical components on the site to the original standard.

               As a result of the changes, the Company believes it is now more probable that its share of the remaining cleanup costs will total near the lower end of the previously disclosed range of $7


          million to $11 million, based on the selected cleanup method and the new standard, and considering the same third-party contributions as described above. The Company cannot predict with certainty the level and timing of the cleanup costs, the extent they will be covered by insurance, or the ratemaking treatment of such costs, but believes it should recover substantially all of such costs through insurance and rates.

          Item 6 through Item 8.  Not applicable.



                                      SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   CENTRAL MAINE POWER COMPANY




                                   By
                                            David E. Marsh
                                   Vice President, Corporate Services,
                                       and Chief Financial Officer


          Dated:  April 26, 1994